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UK/910347/07                                       - 1 -     231722/70-40067423







                                 26 OCTOBER 2006
                           ENTSPLY INTERNATIONAL INC.
                                    as Issuer

                           CITIBANK INTERNATIONAL plc
                                   as Arranger

                                     - and -

                           CITIBANK INTERNATIONAL plc
                                    as Dealer
                  ------------------------------------------------------------

                                               DEALER AGREEMENT
                                       relating to a U.S. $250,000,000
                         EURO-COMMERCIAL PAPER PROGRAMME
                  ------------------------------------------------------------

                                    CONTENTS
Clause                                                       Page




1.      Interpretation...............................................1
2.     Issue.............................................. ..........6
3.     Representations And Warranties................................8
4.     Covenants And Agreements.....................................11
5.     Conditions Precedent.........................................15
6.     Termination And Appointment..................................15
7.     Notices......................................................16
8.     Assignment...................................................17
9.     Third Party Rights...........................................18
10.    Law And Jurisdiction.........................................18
11.    Counterparts.................................................19

Schedule 1           CONDITION PRECEDENT DOCUMENTS..................20

Schedule 2           SELLING RESTRICTIONS...........................21

Schedule 3           PROGRAMME SUMMARY..............................24

Schedule 4           INCREASE OF MAXIMUM AMOUNT.....................26

Schedule 5           APPOINTMENT OF NEW DEALER......................28

Schedule 6           FORM OF CALCULATION AGENCY AGREEMENT...........30








THIS AGREEMENT is made on 26 October 2006

BETWEEN

(1).....DENTSPLY INTERNATIONAL INC. (the "Issuer");

(2) CITIBANK INTERNATIONAL plc (the "Arranger"); and

(3) CITIBANK INTERNATIONAL plc (the "Dealer").

IT IS AGREED as follows:

1.      INTERPRETATION

1.1     Definitions

        In this Agreement:

        "Agency Agreement" means the note agency agreement, dated the date hereof, between the Issuer and the Issue Agent and the Paying Agent, providing for the issue of and payment on the Notes, as such agreement may be amended or supplemented from time to time;

        "Agreements" means this Agreement (as amended or supplemented from time to time), any agreement reached pursuant to Clause 2.1, the Deed of Covenant and the Agency Agreement;

        "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme;

        "Dealer(s)" means the institution or institutions specified as a Dealer in the Programme Summary together with any additional institution or institutions appointed pursuant to Clause 6.2 but excluding any institution or institutions whose appointment has been terminated pursuant to Clause 6.1;

        "Deed of Covenant" means the deed of covenant, dated the date hereof, executed by the Issuer in respect of Global Notes issued pursuant to the Agency Agreement, as such deed may be amended or supplemented from time to time;

        "Definitive Note" means a security printed Note in definitive form;

        "Disclosure Documents" means, at any particular date, (a) the Information Memorandum, (b) the most recently published audited consolidated financial statements of the Issuer filed with the Securities and Exchange Commission and any subsequent interim financial statements filed with the Securities and Exchange Commission, and (c) any other document delivered by the Issuer to the Dealer(s) which the Issuer has expressly authorised to be distributed;

        "Dollars" and "U.S.$" denote the lawful currency of the United States of America; and "Dollar Note" means a Note denominated in Dollars;

        "Dollar Equivalent" means, on any day:

(a) in relation to any Dollar Note, the nominal amount of such Note; and

(b) in relation to any Note denominated or to be denominated in any other currency, the amount in Dollars which would be required to purchase the nominal amount of such Note as expressed in such other currency at the spot rate of exchange for the purchase of such other currency with Dollars quoted by the Issue Agent at or about 11.00 a.m. (London time) on such day;

        "Euro" denotes the single currency of those member states of the European Union participating in European Monetary Union from time to time; and "Euro Note" means a Note denominated in Euro;

        "Euroclear" means Euroclear Bank S.A./N.V. as operator of the Euroclear clearing system;

        "Euroclear France" means Euroclear France S.A. as operator of the Euroclear France clearing system;

        "FSMA" means the Financial Services and Markets Act 2000;

        "Global Note" means a Note in global form, representing an issue of commercial paper notes of a like maturity which may be issued by the Issuer from time to time pursuant to the Agency Agreement;

        "Index Linked Note" means a Note, the redemption or coupon amount of which is not fixed at the time of issue, but which is to be calculated in accordance with such formula or other arrangement as is agreed between the Issuer and the relevant Dealer at the time of reaching agreement under Clause 2.1;

        "Information Memorandum" means the most recent information memorandum, as the same may be amended or supplemented from time to time, containing information about the Issuer and the Programme, the text of which has been prepared by or on behalf of the Issuer for use by the Dealer(s) in connection with the transactions contemplated by this Agreement;

        "Issue Agent" means Citibank, N.A. and any successor issue agent appointed in accordance with the Agency Agreement;

        "Japanese Yen" and "JPY" denote the lawful currency of Japan; and "Yen Note" means a Note denominated in Japanese Yen;

        "Note" means a commercial paper note of the Issuer purchased or to be purchased by a Dealer under this Agreement, in bearer global or definitive form, substantially in the relevant form scheduled to the Agency Agreement or such other form(s) as may be agreed from time to time between the Issuer and the Issue Agent and, unless the context otherwise requires, includes the commercial paper notes represented by the Global Notes;

        "Principal Paying Agent" means Citibank, N.A. and any successor principal paying agent appointed in accordance with the Agency Agreement;

        "Programme" means the Euro-commercial paper programme established by the Agreements;

        "Programme Summary" means the summary of the particulars of the Programme as set out in Schedule 3, as such summary may be amended or superseded from time to time;

        "Rating Agencies" means Standard & Poor's Rating Services, a division of the McGraw Hill
        Companies Inc., or Moody's Investors Services Inc.;

        "relevant jurisdiction" means any one or more of the United Kingdom, the jurisdiction of incorporation of the Issuer and any jurisdiction from or through which any payment under or in respect of any Note or any Agreement may be made;

        "Relevant Party" means the Arranger, each Dealer, each of their respective affiliates and each person who controls them (within the meaning of section 15 of the Securities Act or section 20 of the United States Securities Exchange Act of 1934, as amended), together with each of their respective directors, officers, employees and agents;

        "Securities Act" means the United States Securities Act of 1933;

        "Sterling" and "GBP" denote the lawful currency of the United Kingdom; and "Sterling Note" means a Note denominated in Sterling;

        "Subsidiary" means, in respect of any person (the "first person") at any particular time, any other person (the "second person"):

(a) an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and "control" for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise; or

(b) an entity whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of another person.

        "Swiss francs" and "CHF" denote the lawful currency of Switzerland; and "Swiss franc Note" means a Note denominated in Swiss francs; and

1.2     Programme Summary

        Terms not expressly defined herein shall have the meanings set out in the Programme Summary.

1.3     Legislation

        Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

1.4     Clauses and Schedules

        Any reference in this Agreement to a Clause, sub clause or a Schedule is, unless otherwise stated, to a clause or sub clause hereof or a schedule hereto.

1.5     Headings

        Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.      ISSUE

2.1     Basis of agreements to issue; uncommitted facility

        Subject to the terms hereof, the Issuer may issue and sell Notes to the Dealer(s) from time to time at such prices and upon such terms as the Issuer and the relevant Dealer may agree, provided that the Issuer has, and shall have, no obligation to sell Notes to the Dealer(s), except as agreed, and each Dealer has, and shall have, no obligation to purchase Notes from the Issuer, except as agreed. The Issuer acknowledges that the Dealer(s) may resell Notes purchased by such Dealer(s). The tenor of each Note shall not be less than the Minimum Term nor greater than the Maximum Term specified in the Programme Summary, calculated from the date of issue of such Note to the maturity date thereof. Global Notes and Definitive Notes shall be issued in the Denomination(s) specified in the Programme Summary. Each issue of Notes having the same issue date, maturity date, currency of denomination, yield and redemption basis will be represented by a Global Note or by Definitive Notes having the aggregate nominal amount of such issue as may be agreed between the Issuer and the relevant Dealer.

2.2     Procedures

        If the Issuer and any Dealer shall agree on the terms of the purchase of any Note by such Dealer (including agreement with respect to the issue date, maturity date, currency, denomination, yield, redemption basis, aggregate nominal amount and purchase price), then:

2.2.1 Instruction to Issue Agent: the Issuer shall instruct the Issue Agent to issue such Note and deliver it in accordance with the terms of the Agency greement;

2.2.2 Payment of purchase price: the relevant Dealer shall pay or arrange for payment of the purchase price of such Note on the date of issue:

(a) Dollar Note: in the case of a Dollar Note, by transfer of funds settled through the New York Clearing House Interbank Payments System (or such other same day value funds as at the time shall be customary for the settlement in New York City of international banking transactions denominated in Dollars) to such account of the Issue Agent in New York City denominated in Dollars as the Issue Agent shall have specified for this purpose; or

(b) Euro Note: in the case of a Euro Note, by transfer of same-day funds settled through the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System to such account of the Issue Agent outside the United Kingdom denominated in Euro as the Issue Agent shall have specified for this purpose; or

(c) Sterling Notes: in the case of a Sterling Note, by transfer of same-day funds to the Sterling account in London as the Issue Agent shall from time to time have specified for this purpose; or

(d) Other Notes: in all other cases, by transfer of freely transferable and immediately available funds in the relevant currency to such account of the Issue Agent at such bank in the principal domestic financial centre for such currency as the Issue Agent shall have specified for this purpose; and

     2.2.3 Delivery Instructions: the relevant Dealer shall notify the Issue Agent and the Issuer of the payment and delivery instructions applicable to such Note or Notes by fax or through any applicable Citibank software system, such notification to be received in sufficient time and in any event no later than
(i) 12 noon (London time) on the proposed issue date (in the case of Sterling Definitive Notes); or (ii) 12 noon (Paris time) on the proposed issue date (in the case of Notes to be cleared through Euroclear France) or (iii) in any other case, 3.00 p.m. (London time) two Business Days prior to the proposed issue date (or such later time or date as may be agreed between the Issue Agent and the relevant Dealer) to enable the Issue Agent to deliver such Note or Notes as contemplated in the Agency Agreement (or, in the case of Sterling Definitive Notes, make the same available for collection) on its issue date.

2.3     Failure of agreed issuance

        If for any reason (including, without limitation, the failure of the relevant trade) a Note agreed to be purchased pursuant to Clause 2.1 is not to be issued, each of the Issuer and the relevant Dealer shall immediately notify the Issue Agent thereof.

2.4     Issuance currencies

        The parties acknowledge that Notes issued under the Programme may be denominated in Dollars or, subject as provided below, in any other currency. Any agreement reached pursuant to Clause 2.1 to sell and purchase a Note denominated in a currency other than Dollars shall be conditional upon:

2.4.1 Compliance: it being lawful and in compliance with all requirements of any relevant central bank and any other relevant fiscal, monetary, regulatory or other authority, for deposits to be made in such currency and for such Note to be issued, offered for sale, sold and delivered;

2.4.2 Convertibility: such other currency being freely transferable and freely convertible into
                  Dollars;

2.4.3 Consent: the consent of the Issue Agent to that currency having been given; and

2.4.4 Amendments: any appropriate amendments which the relevant Dealer, the Issuer or the Issue Agent shall require having been made to this Agreement and/or the Agency Agreement.

2.5     Increase of Maximum Amount

        The Issuer may increase the Maximum Amount by giving at least ten days' notice by letter, substantially in the form set out in Schedule 4, to each of the Dealer(s), the Issue Agent and the Paying Agent. Such increase will not take effect until the Dealer(s) have received from the Issuer the documents listed in such letter of Schedule 1 (if required by the Dealer(s)), in each case in form and substance acceptable to each Dealer.

2.6     Calculation Agent

        If Index Linked Notes are to be issued, the Issuer will appoint either the relevant Dealer or the Principal Paying Agent (subject to the consent of the relevant Dealer or the Principal Paying Agent thereto) or some other person (subject to the consent of the relevant Dealer and the Principal Paying Agent to such person's appointment) to be the calculation agent in respect of such Index Linked Notes and the following provisions shall apply:

2.6.1 Dealer: if a Dealer is to be the calculation agent, its appointment as such shall be on the terms of the form of agreement set out in Schedule 6, and each Dealer will be deemed to have entered into an agreement in such form for a particular calculation if it is named as calculation agent in the redemption calculation attached to or endorsed on the relevant Note;

2.6.2 Principal Paying Agent: if the Principal Paying Agent is to be the calculation agent, its appointment as such shall be on the terms set out in the Agency Agreement;

2.6.3 Other Calculation Agent: if the person nominated by a Dealer or by the Principal Paying Agent as calculation agent is not a Dealer, that person shall execute (if it has not already done so) an agreement substantially in the form of the agreement set out in Schedule 6 and the appointment of that person shall be on the terms of that agreement.

3.      REPRESENTATIONS AND WARRANTIES

3.1     Representations and warranties

        The Issuer represents and warrants to each Dealer at the date of this Agreement, each date upon which the Maximum Amount is increased, each date upon which an agreement for the sale of Notes is made and each date upon which Notes are, or are to be, issued that:

3.1.1   Authorisation; valid, binding and enforceable:  each of:

(a) the establishment of the Programme and the execution, delivery and performance by the Issuer of the Agreements and the Notes;

(b) the entering into and performance by the Issuer of any agreement for the sale of Notes reached pursuant to Clause 2.1; and

(c) the issue and sale of the Notes by the Issuer under the Agreements,

                  has been duly authorised by all necessary action and the same constitute, or, in the case of Notes, will, when issued in accordance with the Agency Agreement, constitute, valid and binding obligations of the Issuer enforceable against it in accordance with their respective terms;

3.1.2 Status: the obligations of the Issuer under each of the Agreements and the Notes will rank (other than in the case of obligations preferred by mandatory provisions of law) at least pari passu with all other present and future unsecured indebtedness of the Issuer or guaranteed by the Issuer;

3.1.3 Incorporation, capacity: the Issuer is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and:

(a) the establishment of the Programme, the execution, delivery and performance by the Issuer of the Agreements and the Notes;

(b) the entering into and performance by the Issuer of any agreement for the sale of Notes reached pursuant to Clause 2.1; and

(c) the issue and sale of the Notes by the Issuer under the Agreements,

                  will not infringe any of the provisions of the Issuer's constituting documents and will not contravene any then existing law, regulation, order or judgement to which the Issuer or any of its assets is subject nor result in the breach of any term of, or cause a default under, any instrument to which the Issuer is a party or by which it or any of its assets may be bound;

3.1.4 Approvals: all consents, authorisations, licences or approvals of and registrations and filings with any governmental or regulatory authority required in connection with the issue by the Issuer of Notes under the Agreements and the performance of the Issuer's obligations under the Agreements and the Notes have been obtained and are in full force and effect, and copies thereof have been supplied to the Dealer(s);

3.1.5 Disclosure: in the context of this Agreement and the transactions contemplated hereby, the information contained or incorporated by reference in the Disclosure Documents is true and accurate and not misleading, in any material respect and there are no other facts the omission of which makes the Disclosure Documents as a whole or any such information contained or incorporated by reference therein misleading in any material respect;

     3.1.6 Financial Statements: the audited financial statements and any interim financial statements (audited or unaudited) filed with the Securities and Exchange Commission for the Issuer published subsequently thereto and incorporated by reference in the Information Memorandum as of the respective dates of such statements and for the periods they cover or to which they relate and have been prepared in accordance with the relevant laws of the United States of America and with generally accepted accounting principles in the United States of America applied on a consistent basis throughout the periods involved (unless and to the extent otherwise stated therein);

3.1.7 No material adverse change, No litigation: since the date of the most recent audited financial statements supplied to the Dealer(s) and, in relation to any date on which this warranty is made after the date hereof, save as otherwise disclosed by any Disclosure Document subsequently delivered by the Issuer to the Dealer(s):

(a) there has been no adverse change in the business or financial condition of the Issuer or its Subsidiaries, holding companies or affiliates; and

(b) there is no litigation, arbitration or governmental proceeding pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or its subsidiaries, holding companies or affiliates, which in any case could reasonably be expected to be material to the issue on a consolidated basis;

3.1.8 No default: the Issuer is not in default in respect of any indebtedness for borrowed money;

3.1.9 No ratings downgrade: there has been no downgrading, nor any notice to the Issuer of any intended downgrading, in the rating accorded to the Issuer or any security of the
                  Issuer by the Rating Agencies;

3.1.10 Taxation: the Issuer is not required by any then existing law or regulation nor any relevant taxing authority in any relevant jurisdiction to make any deduction or withholding from any payment due under the Notes, the Agency Agreement or the Deed of Covenant for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind;
3.1.11 Maximum Amount not exceeded: the outstanding principal amount of all Notes on the date of issue of any Note does not and will not exceed the Maximum Amount set out in the Programme Summary (as increased from time to time pursuant to Clause 2.5) and for this purpose the nominal amount of any Note denominated in any currency other than Dollars shall be taken as the Dollar Equivalent of such nominal amount as at the date of the agreement for the issue of such Note; and

3.1.12 Investment Company: the Issuer is not an investment company as defined in the United States
                  Investment Company Act of 1940.

3.2     Notice of inaccuracy

        If, prior to the time a Note is issued and delivered to or for the account of the relevant Dealer, an event occurs which would render any of the representations and warranties set out in Clause 3.1 immediately, or with the lapse of time, untrue or incorrect, the Issuer will inform the relevant Dealer in writing as soon as practicable of the occurrence of such event. In either case, the relevant Dealer shall inform the Issuer in writing without any undue delay whether it wishes to continue or discontinue the issuance and delivery of the respective Notes.

4.      COVENANTS AND AGREEMENTS

4.1     Issuer

        The Issuer covenants and agrees that:

4.1.1 Delivery of published information: whenever the Issuer shall make a public filing with the Securities and Exchange Commission, the Issuer shall notify the Dealer(s) shall make a reasonable number of copies of such information available to the Dealer(s) upon request to permit distribution to investors and prospective investors and shall take such action as may be necessary to ensure that the representation and warranty contained in sub clause 3.1.5 is true and accurate on the dates contemplated by such sub clause;

4.1.2 Authorisation information: Whenever the Issuer is required to obtain or effect any consent, authorisation, licence or approval in order to comply with the representation and warranty contained in Clause 3.1.4, the Issuer shall:

(a) notify the Dealer(s) as to the nature of such authorisation; and

(b) upon request by the Dealer(s), make a reasonable number of copies of such authorisation available to the Dealer(s).

4.1.3 Ratings: The Issuer shall promptly notify the Dealer(s) of any change in the rating given by the Rating Agencies or such other rating agency as notified to the Dealer(s) for any of the Notes to be issued under the Programme by it or upon it becoming aware that such rating has been put on a "Creditwatch" list or other similar publication of formal review (including a notice of change of outlook) by either of the Rating Agencies or any other relevant rating agency.

4.1.4 Indemnity: the Issuer shall indemnify and hold harmless on demand each Dealer against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur arising out of or based upon:

(a) the Issuer's failure to make due payment under the Notes or the Deed of Covenant; or

(b) Notes not being issued for any reason (other than as a result of the failure of any Dealer to pay or an exception provided for in this Agreement) after an agreement for the sale of such Notes has been made; or

(c) any breach or alleged breach of the representations, warranties, covenants or agreements made by the Issuer in this Agreement; or

(d) any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Documents or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.1.5 In case any allegation as described in sub-clause 4.1.4 above is made or any action is brought against any Relevant Party in respect of which recovery may be sought from the Issuer, under sub-clause 4.1.4, the Relevant Party shall promptly notify the Issuer (although failure to do so will not relieve the Issuer from any liability under this Agreement). If any such allegation is made, the parties agree to consult in good faith with respect to the nature of the allegation. Subject to sub-clause 4.1.6 below, the Issuer may participate at its own expense in the defence of any action.

4.1.6 If it so elects within a reasonable time after receipt of the notice referred to in sub-clause 4.1.5 above, the Issuer may assume the defence of the action with legal advisers chosen by it and approved by the Relevant Party (such approval not to be unreasonably withheld or delayed). Notwithstanding such election a Relevant Party may employ separate legal advisers reasonably acceptable to the Issuer and the Issuer shall bear the reasonable fees and expenses of such separate legal advisers if:

(a) the use of the legal advisers chosen by the Issuer to represent the Relevant Party would present such legal advisers with a conflict of interest;

(b) the actual or potential defendants in, or targets of, any such action include both the Relevant Party and the Issuer and the Relevant Party concludes that there may be legal defences available to it and/or other Relevant Parties which are different from or additional to those available to the Issuer;

(c) the Issuer has not employed legal advisers reasonably satisfactory to the Relevant Party to represent the Relevant Party within a reasonable time after notice of the institution of such action; or

(d) the Issuer authorises the Relevant Party to employ separate legal advisers at the expense of the Issuer.

4.1.7 If the Issuer assumes the defence of the action, the Issuer shall not be liable for any fees and expenses of legal advisers of the Relevant Party incurred thereafter in connection with the action, except as stated in sub-clause
                  4.1.6 above.

     4.1.8 The Issuer shall not be liable in respect of any settlement of any action effected without its written consent, such consent not to be unreasonably withheld or delayed. The Issuer shall not, without the prior written consent of the Relevant Party (such consent not to be unreasonably withheld or delayed) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought (whether or not any Relevant Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Relevant Party from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a Relevant Party.
4.1.9   Expenses, stamp duties, amendments: the Issuer will:

(a) Arranger's expenses: pay, or reimburse the Arranger for, all reasonable out of pocket costs and expenses (including United Kingdom value added tax and any other taxes or duties thereon and fees and disbursements of counsel to the Arranger) incurred by the Arranger in connection with the preparation, negotiation, printing, execution and delivery of this Agreement and all documents contemplated by this Agreement;

(b) Dealers' expenses: pay, or reimburse each Dealer for, all reasonable out of pocket costs and expenses (including United Kingdom value added tax and any other taxes or duties thereon and fees and disbursements of counsel to such Dealer) incurred by such Dealer in connection with the enforcement or protection of its rights under this Agreement and all documents contemplated by this Agreement;

     (c) Stamp duties: pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the creation and issue of the Notes and the execution, delivery and performance of the Agreements and the Issuer shall indemnify each Dealer against any claim, demand, action, liability, damages, cost, loss or reasonable expense (including, without limitation, legal fees and any applicable value added tax) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same;

(d) Amendments: notify each Dealer of any change in the identity of or the offices of the Issue Agent and/or any Paying Agent and any material change or amendment to or termination of the Agency Agreement or the Deed of Covenant not later than ten days prior to the making of any such change or amendment or such termination; and it will not permit to become effective any such change, amendment or termination which could reasonably be expected to affect adversely the interests of any Dealer or the holder of any Notes then outstanding;

4.1.10  Yen Notes

(a) Subject to sub-clause 4.1.11(b) below, the Issuer will in respect of Yen Notes comply with any applicable laws, regulations and guidelines of Japanese governmental and regulatory authorities relevant in the context of the issue of Yen Notes, as amended from time to time, and shall submit (or procure the submission on its behalf of) such reports or information as may be required for compliance with such laws, regulations and guidelines from time to time.

(b) Yen Notes may be offered or sold in circumstances which would not be so permissible at the date of this Agreement if permitted by any change or amendment which is made after the date of this Agreement in such rules, regulations and guidelines or in such laws or directives as are applicable to Yen Notes from time to time.

4.1.11  United Kingdom

(a) No deposit taking: in respect of any tranche of Notes which must be redeemed before the first anniversary of the date of its issue, the Issuer will issue Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of Section 19 of the FSMA):

(b) Selling restrictions: the Dealer represents, warrants and agrees in the terms set out in sub-clause 3 of
                        Schedule 2; and

(c) Minimum denomination: the redemption value of each Note is not less than (pound)100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than Sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than (pound)100,000 (or such an equivalent amount); and

(d) Minimum denomination in U.S.$: the redemption value of each Note is not less than U.S.$500,000 in accordance with U.S. tax laws; and

4.1.12 The Issuer shall not do anything which is inconsistent with Schedule 2 of this Agreement.

4.2     Compliance

        The Issuer shall take such steps (in conjunction with the Dealer(s), where appropriate) to ensure that any laws and regulations or requirements of any governmental agency, authority or institution which may from time to time be applicable to any Note shall be fully observed and complied with and in particular (but without limitation) neither the Issuer, nor any of its affiliates nor any person acting on its or its affiliates behalf have engaged or will engage in any directed selling efforts with respect to the Notes and it and its affiliates have complied and will comply with the offering restrictions requirement of Regulation S. Terms used in this Clause have the meanings given to them by Regulation S under the Securities Act.

4.3     Selling restrictions

        The Dealer represents, covenants and agrees that it has complied with and will comply with the selling restrictions set out in Schedule 2 and this Agreement. Subject to compliance with those restrictions, each Dealer is hereby authorised by the Issuer to circulate the Disclosure Documents to purchasers or potential purchasers of the Notes.

4.4     Dealers' obligations several

        Should there be more than one Dealer party to this Agreement, the obligations of each Dealer contained in this Agreement are several.

4.5     Status of Arranger

        The Dealer agrees that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and has no responsibility to it for (a) the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Information Memorandum, this Agreement or any information provided in connection with the Programme or (b) the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme or any issue of Notes thereunder.

5.      CONDITIONS PRECEDENT

5.1     Conditions precedent to first issue

        The Issuer agrees to deliver to the Dealer, prior to the first issue of Notes to that Dealer, each of the documents set out in Schedule 1 in form, substance and number satisfactory to the relevant Dealer.

5.2     Conditions precedent to each issue

        In relation to each issue of Notes, it shall be a condition precedent to the purchase thereof by any Dealer that (a) the representations and warranties in Clause 3.1 shall be true and correct on each date upon which an agreement for the sale of Notes is made hereunder and on the date on which such Notes are issued and that (b) there is no other material breach of the Issuer's obligations under any of the Agreements or the Notes and (c) there shall have been, between the date upon which an agreement for the issue of Notes is made pursuant to Clause 2.1 and the issue date of the relevant Notes, no downgrading in the rating of any of the Issuer's debt by any of the Rating Agencies or any other relevant rating agency referred to in Clause 4.1.3 above.

5.3     Sterling Definitive Notes

        In relation to an issue of Sterling Definitive Notes, it shall be a condition precedent to the purchase thereof by the Dealer that the Issuer supplies to the Dealer, not less than five days prior to the first issue of such Notes to the Dealer confirmation from the Issue Agent that the relevant agreed forms of Definitive Note have been security printed and the same delivered to the Issue Agent.

6.      TERMINATION AND APPOINTMENT

6.1     Termination

        The Issuer may terminate the appointment of the Dealer, and the Dealer may resign, on not less than ten days' written notice to the relevant Dealer or the Issuer, as the case may be. The Issuer shall promptly inform the other Dealer(s), the Issue Agent and the Paying Agents of any such termination or resignation. The rights and obligations of each party hereto shall not terminate in respect of any rights or obligations accrued or incurred before the date on which such termination takes effect and the provisions of sub clause 4.1.4 (Indemnity), 4.1.6, 4.1.7,
        4.1.8 and 4.1.9 (Expenses, stamp duties amendments) shall survive termination of this Agreement and delivery against payment for any of the Notes.

6.2     Additional Dealers

        Nothing in this Agreement shall prevent the Issuer from appointing one or more additional Dealers upon the terms of this Agreement provided that any additional Dealer shall have first confirmed acceptance of its appointment upon such terms in writing to the Issuer in substantially the form of the letter set out in Schedule 5, whereupon it shall become a party to this Agreement vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer hereunder. The Issuer shall promptly inform the other Dealer(s), the Issue Agent and the Paying Agents of any such appointment. The Issuer hereby agrees to supply to such additional Dealer, upon such appointment, such legal opinions as are specified in paragraph 6 of Schedule 1, if requested, or reliance letters in respect thereof.

7.      NOTICES

7.1     Written Communication

        Any communication to be made under this Agreement shall be made in writing and, unless otherwise agreed, be made by fax, letter or by telephone (to be confirmed promptly by fax or letter).

7.2     Delivery

7.2.1 Any communication by letter shall be made to the intended recipient and marked for the attention of the person, or any one of them, at its relevant address and shall be deemed to have been made upon delivery.

7.2.2 Any communication to be made by fax shall be made to the intended recipient and marked for the attention of the person, or any one of them, at its relevant fax number and shall be deemed to have been received when that fax communication has been received by the intended recipient in legible form.

7.2.3 Any communication to be made by telephone shall be made to the intended recipient at the relevant telephone number from time to time designated by that party to the other parties for the purpose of this Agreement and shall be deemed to have been received when made provided that prompt confirmation of that communication is given by fax or letter.

7.3     Contact details

        For purposes of Clause 7.2, the relevant contact details of each party to this Agreement shall be as set out in the Programme Summary, or as otherwise notified by any party to each other party to this Agreement.

7.4     Receipt

7.4.1 A communication given under this Agreement but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

7.4.2 A communication under this Agreement to the Dealer will only be effective on actual receipt by the Dealer.

7.5     Language

7.5.1 Any notice given in connection with the Agreements or Note must be in English.

7.5.2 Any other document provided in connection with the Agreements or Note must be:

(a)                     in English; or

(b) if not in English, (unless the Dealer otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a constitutional, statutory or other official document.

7.6     Electronic communication

7.6.1 Any communication to be made between parties to this Agreement under or in connection with the Agreements may be made by electronic mail or other electronic means if the relevant parties:

(a) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c) notify each other of any change to their address or any other such information supplied by them.

7.6.2 Any electronic communication made between those parties will be effective only when actually received in readable form at the correct address.

8.      ASSIGNMENT

        If, at any time, any Dealer shall transfer all or substantially all of its Euro-commercial paper business to any affiliate then, on the date such transfer becomes effective, such affiliate shall become the successor to the relevant Dealer under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto so that the Issuer and such affiliate shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form (the relevant changes having been made) of this Agreement. After the said effective date all references in this Agreement to the relevant Dealer shall be deemed to be references to such affiliate. The relevant Dealer shall, as soon as reasonably practicable, give notice of any such transfer to the Issuer. In this Clause 8, "affiliate" means, in relation to any person, any entity controlled, directly or indirectly, by such person, any entity that controls, directly or indirectly, such person, or any entity under common control with such person. For this purpose "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

9.      THIRD PARTY RIGHTS

        A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

10. LAW AND JURISDICTION

10.1    Governing law

        This Agreement and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

10.2    English courts

        The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising from or connected with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) or the consequences of its nullity.

10.3    Appropriate forum

        The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

10.4    Rights of the Dealer to take proceedings outside England

        Clause 10.2 (English courts) is for the benefit of the Dealer only. As a result, nothing in this Clause 10 (Law and jurisdiction) prevents the Dealer from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the Dealer may take concurrent Proceedings in any number of jurisdictions.

10.5    Process agent

        The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to DENTSPLY Limited at Hamm Moor Lane, Addleston, Weybridge, Surrey, KT15 2SE or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with
        Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of any Dealer addressed and delivered to the Issuer appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, any Dealer shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer. Nothing in this paragraph shall affect the right of any Dealer to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

10.6    Waiver of immunity

        Without waiving any legitimate defense to any claim, the Issuer irrevocably and unconditionally:

10.6.1 agrees not to claim any immunity from proceedings brought by a Dealer against it in relation to Agreements or a Note and to ensure that no such claim is made on its behalf;

10.6.2 consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

10.6.3  waives all rights of immunity in respect of it or its assets.

10.7    Waiver of trial by jury

        EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY PROGRAMME AGREEMENT OR NOTE OR ANY TRANSACTION CONTEMPLATED BY ANY PROGRAMME AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

11.     COUNTERPARTS

        This Agreement may be signed in any number of counterparts, all of which when taken together shall constitute a single agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1

                          CONDITION PRECEDENT DOCUMENTS

1.      Certified copies of the Issuer's constituting documents.

2. Certified copies of all documents evidencing the internal authorisations and approvals required to be granted by the Issuer in connection with the Programme.

3. Certified copies of any governmental or other consents and any filings required in connection with the Programme;

4.      Certified or conformed copies of:

(a)     the Dealer Agreement, as executed;

(b)     the Agency Agreement, as executed; and

(c)     the Deed of Covenant, as executed.

5. A copy of confirmation that the Deed of Covenant has been delivered to the Issue Agent.

6.      Legal opinions from:

(a) Legal Adviser(s) acceptable to the Dealer(s) qualified in the law of the jurisdiction of incorporation of the Issuer; and

(b)     Legal Adviser(s) as to the laws of England acceptable to the Dealer(s);

(c) Legal adviser(s), acceptable to the Dealer(s) as to the federal tax laws of the United States of America.

7.      The Information Memorandum.

8. A list of the names, titles and specimen signatures of the persons authorised:

(a) to sign on behalf of the Issuer this Agreement, the Deed of Covenant, the Agency Agreement and the Notes;

(b) to sign on behalf of the Issuer all notices and other documents to be delivered in connection therewith; and

(c) to take any other action on behalf of the Issuer in relation to the Programme.

9. Confirmation from the Issuer or the Issue Agent that the relevant forms of Global Note have been prepared and the same delivered to the Issue Agent.

10. Confirmation that the Rating Agencies have granted ratings for the Programme.

SCHEDULE 2

                              SELLING RESTRICTIONS

1.      General

        By its purchase and acceptance of Notes issued under this Agreement, each Dealer represents, warrants and agrees that it will observe all applicable laws and regulations in any jurisdiction in which it may offer, sell, or deliver Notes; and that it will not directly or indirectly offer, sell, resell, reoffer or deliver Notes or distribute any Disclosure Document, circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result, to the best of its knowledge and belief, in compliance with all applicable laws and regulations.

2.      The United States of America

        The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons. Each Dealer represents and agrees that it has offered and sold, and will offer and sell, Notes only outside the United States to non U.S. persons in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Dealer represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Notes, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Dealer also agrees that, at or prior to confirmation of sale of Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it a confirmation or notice to substantially the following effect:

        "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons. Terms used above have the meanings given to them by Regulation S under the Securities Act."

        Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

        In addition:

(a) each Dealer represents and agrees that at any time (i) it has not offered or sold, and will not offer or sell, Notes to a person who is within the United States or its possessions, or to a United States person, and (ii) it has not delivered and will not deliver selling materials or Notes within the United States or its possessions, except to the extent such offer, sale or delivery would be permitted under U.S. Treas. Reg.
                  Section 1.163-5(c)(2)(i)(D) (the "D Rules");

(b) each Dealer represents and agrees that at any time it has and will continue to have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes are aware that at any time such Notes may not be offered or sold to a person who is within the United States or its possessions or to a United States person, except to the extent such offer or delivery would be permitted under the D Rules;

(c) each Dealer that is a United States person represents and agrees that at any time it is acquiring the Notes for purposes of resale outside of the United States in connection with their original issuance and if it retains Notes for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6);

(d) each Dealer represents and agrees that, in connection with the sale of the Notes it will not deliver the Notes in definitive form within the United States or its possessions at any time; and

(e) with respect to each affiliate that acquires Notes from a Dealer for the purposes of offering or selling such Notes, such Dealer repeats and confirms the representation and agreements contained in paragraphs (a), (b), (c) and (d) on such affiliate's behalf.

3.                The United Kingdom

        In relation to each issue of Notes, the Dealer purchasing such Notes represents, warrants and undertakes to the Issuer that:

3.1 No deposit-taking: in relation to any Notes having a maturity of less than one year from the date of issue:

3.1.1 it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business;

3.1.2 it has not offered or sold and will not offer or sell any such Notes other than to persons:

(a) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(b) who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

                  where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

3.2 Financial promotion: it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

3.3 General compliance: it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

4.      Japan

        The Notes have not been and will not be registered under the Securities and Exchange Law of Japan and, accordingly, each Dealer undertakes that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person expect under circumstances which will result in compliance with the Securities and Exchange Law of Japan and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organised under the laws of Japan.

SCHEDULE 3

                                PROGRAMME SUMMARY

---------------------------------------
Issuer                                                  Arranger and Dealer
DENTSPLY International Inc.                           Citibank International plc
Address: 221 West Philadelphia Street     Address:              Citigroup Centre
         York                                                   Canada Square
          Pennsylvania 17405-0872                               Canary Wharf
                                                              London E14 5LB
Telephone:+ (717) 849 4262                 Telephone:          + 44 20 7986 9070
Fax:    + (717) 849 4486                 Fax:                  + 44 20 7986 6837
Contact:        Treasurer               Contact:    Short-Term Fixed Income Desk
---------------------- ---------------- ----------------------------------
------------------------------------------- ----------------------------------
Issue and Paying Agent
Citibank, N.A.
Address:               Citigroup Centre
                       Canada Square
                       Canary Wharf
                       London E14 5LB
Telephone:             + 44 20 7508 3826
Fax:                   + 44 20 7508 3884
Contact:               Agency and Trust
---------------------- ----------------- ----------------------------------
---------------------- -------------- ----------------------------------
Maximum Amount:                                         Denominations:
U.S. $250,000,000                                       U.S.$500,000
                                                        Euro500,000
                                                        GBP500,000
                                                        JPY100,000,000
                                                        CHF 500,000
                                                        (or other conventionally
                                                        accepted denominations
                                                        in other currencies
                                                        provided that the Dollar
                                                        Equivalent of any Note
                                                        must be at least
                                                        U.S.$500,000 on the
                                                        issue date as determined
                                                        at the spot rate on such
                                                        date)
------------------------------ ---------------------------------------------
---------------------------------------------- --------------------------
Governing Law:                                          Form of Notes:
Agreements: English   Exchangeable   Global  Notes  with   Definitive   Notes
                      available  on  default  or  in  certain  other  limited
                      circumstances Sterling Definitive Notes
Notes:    English     Notes may be issued at a discount  to face  value,  may
                      bear  interest or may be Index Linked Notes (other than
                      an Index  which is not based on the  value of  property
                      that is  actively  traded  or  which  is  based on real
                      estate).
------------------------------ -------------------------------------------
----------------------- ----------------------------- --------------------------
Minimum Term:                                           Maximum Term:
Seven  days (or such  shorter  period as may be agreed  183 days between the Issuer,  the relevant Dealer and the Issue
Agent)
---------------------------------------------- --------------------------
----------------------------------------- --------------------------
Clearing Systems:                                       Selling Restrictions:
Euroclear                                               United Kingdom

Euroclear, France                                       U.S.A.

Clearstream, Luxembourg                                 Japan
-------------------------------------------------------------------------------
------------------------------------- ---------------------------
Agent for Service of Process:
Dentsply Limited
Address:               Hamm Moor Lane
                       Addlestone
                       Weybridge
                       Surrey KT15 2SE
Telephone:             + 44 (0) 1932 853 422
Fax:                   + 44 (0) 1932 828 887
Contact:               General Manager






SCHEDULE 4

                           INCREASE OF MAXIMUM AMOUNT

                             [Letterhead of Issuer]



                                                                          [Date]

To:     Citibank International plc
        Citibank, N.A. (as Issue Agent and Principal Paying Agent)



Dear Sirs

U.S.$250,000,000 Euro-commercial paper programme

We refer to a dealer agreement dated 26 October 2006 (the "Dealer Agreement") between ourselves as Issuer, the Arranger and the Dealer party thereto relating to a U.S.$250,000,000 Euro-commercial paper programme (the "Programme"). Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 2.5 of the Dealer Agreement, we hereby notify each of the addressees listed above that the Maximum Amount of the Programme is to be increased from U.S.$[o] to U.S.$[o] with effect from [date], subject to delivery of the following documents:

(a) an updated or supplemental Information Memorandum reflecting the increase in the Maximum Amount of the Programme.

(b) certified copies of all documents evidencing the internal authorisations and approvals required to be granted by the Issuer for such increase in the Maximum Amount;

(c) certified copies of [specify any governmental or other consents required by the Issuer for such increase];

(d) legal opinions from (i) legal advisers acceptable to the Dealer qualified in the law of the jurisdiction of incorporation of the Issuer and (ii) Clifford Chance LLP as to the laws of England relating to such increase;

(e) a list of names, titles and specimen signatures of the persons authorised to sign on behalf of the Issuer all notices and other documents to be delivered in connection with such an increase in the Maximum Amount; and

(f) written confirmation that the Rating Agencies are maintaining their current ratings for the Programme.

From the date on which such increase in the Maximum Amount becomes effective, all references in the Dealer Agreement to the Maximum Amount or the amount of the Programme shall be construed as references to the increased Maximum Amount as specified herein.Yours faithfully



...............................
for and on behalf of
DENTSPLY International Inc.

SCHEDULE 5

                            APPOINTMENT OF NEW DEALER

                             [Letterhead of Issuer]



                                                            [Date]

To:     [Name of new Dealer]



Dear Sirs

U.S.$250,000,000 Euro-commercial paper programme

We refer to a dealer agreement dated 26 October 2006 (the "Dealer Agreement") between ourselves as Issuer, the Arranger and the Dealer party thereto relating to a U.S.$250,000,000 Euro-commercial paper programme (the "Programme"). Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 6.2 of the Dealer Agreement, we hereby appoint you as an additional dealer for the Programme upon the terms of the Dealer Agreement with [immediate effect/effect from [date]]. Please confirm acceptance of your appointment upon such terms by signing and returning to us the enclosed copy of this letter, whereupon you will, in accordance with Clause 6.2 of the Dealer Agreement, become a party to the Dealer Agreement vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer thereunder.

Yours faithfully



.............................
for and on behalf of
DENTSPLY International Inc.

[On copy]

We hereby confirm acceptance of our appointment as a Dealer upon the terms of the Dealer Agreement referred to above. For the purposes of Clause 7 (Notices), our contact details are as follows:



[Name of Dealer]

Address:        [                       ]



Telephone:      [                       ]
Fax:            [                       ]
Telex:          [                       ]
Contact:        [                       ]



Dated:          .................................

Signed: .................................
                for [Name of new Dealer]

SCHEDULE 6

                      FORM OF CALCULATION AGENCY AGREEMENT

THIS AGREEMENT is made on [date]

BETWEEN

(1)     DENTSPLY INTERNATIONAL INC. (the "Issuer"); and

(2)     [   ],   as   the   calculation   agent   appointed   pursuant   to
Clause   6   hereof   (the
        "Calculation Agent", which expression shall include any successor thereto).

WHEREAS:

(A) Under a dealer agreement (as amended, supplemented and/or restated from time to time, the "Dealer Agreement") dated 26 October 2006 and made between the Issuer, the Arranger and the Dealer(s) referred to therein, and an issue agency agreement (as amended, supplemented and/or restated from time to time, the "Agency Agreement") dated 26 October 2006 and made between the Issuer and the agents referred to therein, the Issuer established a Euro-commercial paper programme (the "Programme").

(B) The Dealer Agreement contemplates, among other things, the issue under the Programme of index linked notes and provides for the appointment of calculation agents in relation thereto. Each such calculation agent's appointment shall be on substantially the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.      INTERPRETATION

1.1     Definitions

        Terms not expressly defined herein shall have the meanings given to them in the Dealer Agreement or the Agency Agreement.

1.2     Legislation

        Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

1.3     Index Linked Notes

        "Relevant Index Linked Notes" means such Index Linked Notes in respect of which the Calculation Agent is appointed.

2.      APPOINTMENT OF CALCULATION AGENT

        The Issuer appoints the Calculation Agent as its agent for the purpose of calculating the redemption amount and/or, if applicable, the amount of interest in respect of the Relevant Index Linked Notes upon the terms and subject to the conditions of this Agreement. The Calculation Agent accepts such appointment.

3.      DETERMINATION AND NOTIFICATION

3.1     Determination

        The Calculation Agent shall determine the redemption amount of, and/or, if applicable, the amount of interest payable on, each Relevant Index Linked Note in accordance with the redemption calculation applicable thereto.

3.2     Notification

        The Calculation Agent shall as soon as it has made its determination as provided for in Clause 3.1 above (and, in any event, no later than the close of business on the date on which the determination is made) notify the Issuer and the Principal Paying Agent (if other than the Calculation Agent) of the redemption amount and/or, if applicable, the amount of interest so payable.

4.      STAMP DUTIES

        The Issuer will pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) payable in connection with the execution, delivery and performance of this Agreement.

5.      INDEMNITY AND LIABILITY

5.1     Indemnity

        The Issuer shall indemnify and hold harmless on demand the Calculation Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur arising out of, in connection with or based upon the exercise of its powers and duties as Calculation Agent under this Agreement, except such as may result from its own negligence or bad faith or that of its officers, employees or agents.

5.2     Liability

        The Calculation Agent may consult as to legal matters with lawyers selected by it, who may be employees of, or lawyers to, the Issuer. If such consultation is made, the Calculation Agent shall be protected and shall incur no liability for action taken or not taken by it as Calculation Agent or suffered to be taken with respect to such matters in good faith, without negligence and in accordance with the opinion of such lawyers.

6.      CONDITIONS OF APPOINTMENT

        The Calculation Agent and the Issuer agree that its appointment will be subject to the following conditions:

(a) No obligations: in acting under this Agreement, the Calculation Agent shall act as an independent expert and shall not assume any obligations towards or relationship of agency or trust for the Issuer or the owner or holder of any of the Relevant Index Linked Notes or any interest therein;

(b) Notices: unless otherwise specifically provided in this Agreement, any order, certificate, notice, request, direction or other communication from the Issuer made or given under any provision of this Agreement shall be sufficient if signed or purported to be signed by a duly authorised employee of the Issuer;

(c) Duties: the Calculation Agent shall be obliged to perform only those duties which are set out in this Agreement and in the redemption calculation relating to the Relevant Index Linked Notes;

(d) Ownership, interest: the Calculation Agent and its officers and employees, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Relevant Index Linked Notes with the same rights that the Calculation Agent would have if it were not the Calculation Agent hereunder; and

(e) Calculations and determinations: all calculations and determinations made pursuant to this Agreement by the Calculation Agent shall (save in the case of manifest error) be binding on the Issuer, the Calculation Agent and (if other than the Calculation Agent) the holder(s) of the Relevant Index Linked Notes and no liability to such holder(s) shall attach to the Calculation Agent in connection with the exercise by the Calculation Agent of its powers, duties or discretion under or in respect of the Relevant Index Linked Notes in accordance with the provisions of this Agreement.

7.                ALTERNATIVE APPOINTMENT

        If, for any reason, the Calculation Agent ceases to act as such or fails to comply with its obligations under Clause 3, the Issuer shall appoint the Principal Paying Agent as calculation agent in respect of the Relevant Index Linked Notes.

8.      THIRD PARTY RIGHTS

        A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

9.      LAW AND JURISDICTION

9.1     Governing law

        This Agreement is governed by, and shall be construed in accordance with, English law.

9.2     Jurisdiction

        The Issuer agrees for the benefit of the Calculation Agent that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

9.3     Appropriate forum

        The Issuer irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

9.4     Process agent

        The Issuer agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to DENTSPLY Limited at Hamm Moor Lane, Addlestone, Weybridge, Surrey, KT15 2SE or, if different, its registered office for the time being. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the shall, on the written demand of the Calculation Agent addressed to the Issuer and delivered to the Issuer appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the Calculation Agent shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer. Nothing in this paragraph shall affect the right of the Calculation Agent to serve process in any other manner permitted by law.

11.2    Waiver of immunity

        Without waiving any legitimate defense to any claim, the Issuer irrevocably and unconditionally:

11.2.1 agrees not to claim any immunity from proceedings brought by the Calculation Agent against it in relation to this Agreement and to ensure that no such claim is made on its behalf;

11.2.2 consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

11.2.3  waives all rights of immunity in respect of it or its assets.

11.3    Waiver of trial by jury

        EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY PROGRAMME AGREEMENT OR NOTE OR ANY TRANSACTION CONTEMPLATED BY ANY PROGRAMME AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

10. PARTIAL INVALIDITY

        If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

11.     COUNTERPARTS

        This Agreement may be signed in any number of counterparts, all of which when taken together shall constitute a single agreement.
AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

DENTSPLY INTERNATIONAL INC.

By:     ..................................



[NAME OF CALCULATION AGENT]

By:     ..................................]

                                 Signature Page

The Issuer

DENTSPLY INTERNATIONAL INC.

By:





The Arranger and Dealer

CITIBANK INTERNATIONAL plc

By: